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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 16, 2004


Commission File Number:                              0-49677


                            WEST BANCORPORATION, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)



                     Iowa                        42-1230603
                     ----                        -----------
         (State of Incorporation)       (I.R.S. Employer Identification No.)


                  1601 22nd Street, West Des Moines, Iowa 50266
                  ---------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number:                       515-222-2300


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Item 5. Other Events

         The Registrant issued a press release on April 16, 2004 announcing the declaration of a quarterly cash dividend of $.16 per common share.

Item 7. Financial Statements and Exhibits

        (c)    Exhibits
               99.1 Press Release of West Bancorporation, Inc. dated April 16, 2004.

Item 9. Regulation FD Disclosure

         On April 15, 2004, the Company's Board of Directors approved the repurchase of West Bancorporation, Inc. common stock in an amount up to $5 million over the next 12 months.

         The information contained in this Press Release and other financial reports may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, West Bancorporation, Inc. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

West Bancorporation, Inc.
--------------------------
(Registrant)

April 16, 2004                              By: /s/ Douglas R. Gulling
--------------                              --------------------------
Dated                                       Douglas R. Gulling
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

The following exhibit is filed herewith:

         Exhibit No.                   Description
         -----------                   -----------
         99.1           `              Press Release of West
                                       Bancorporation, Inc.
                                       dated April 16, 2004